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                                     EXHIBIT 21

                           SUBSIDIARIES OF TEKTRONIX, INC.

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
                                                            Percentage of Voting
        Name of Subsidiary and                              Securities Owned by
   Jurisdiction in Which Organized                          Immediate Parent
Tektronix Ges.m.b.H. (Austria)                                        100%
Tektronix GmbH (Germany)                                              100
Tektronix Canada Inc. (Canada)                                        100
Tektronix Australia Pty. Limited (Australia)                          100
Tektronix S.A.(France)                                                100
Tektronix N.V. (Belgium)                                              100
Tektronix, S.A. de C.V. (Mexico)                                      100
Tektronix A/S (Denmark)                                               100
Tektronix S.p.A. (Italy)                                              100
Tektronix Norge A/S (Norway)                                          100
Tektronix AB (Sweden)                                                 100
Tektronix Oy (Finland)                                                100
Tektronix Industria e Comercio Ltda. (Brazil)                         100
Tektronix Holland N.V. (The Netherlands)                              100
Tektronix International A.G. (Switzerland)                            100
Tektronix Distribution Europe B.V. (The Netherlands)                  100
Tektronix Polska Sp. z o.o. (Poland)                                  100
Tektronix U.K. Limited  (United Kingdom)                              100
Tektronix U.K. Holdings Limited (United Kingdom)                      100
Tektronix U.K. Development Centre Limited                             100
 (United Kingdom)
Tektronix Espanola, S.A. (Spain)                                      100
GVG Japan, Ltd. (Japan)                                               100
Tektronix Foreign Sales Corporation (Guam)                            100
Tektronix China, Limited (Hong Kong)                                  100
Tektronix Hong Kong Limited (Hong Kong)                               100
Tektronix Electronics (China) Co., Ltd.  (China)                      100
Tektronix Taiwan, Ltd. (Taiwan)                                       100
Tektronix Southeast Asia Pte Ltd  (Singapore)                         100
Tektronix Engineering Development (India) Limited (India)             100
Tektronix Korea, Ltd. (Korea)                                         100
Tektronix Development Company (Oregon)                                100
Tektronix International, Inc. (Oregon)                                100
Tektronix Federal Systems, Inc. (Oregon)                              100
Tektronix Funding Corporation (Oregon)                                100
Tektronix Asia, Ltd. (Oregon)                                         100
Tektronix Export, Inc.(Oregon)                                        100

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
 . . . . . . . . . . . . . . . . . . . . . . .
Subsidiaries - Less than 100% Ownership
(Parent Company/Oregon Corp. listed above):

Yangzhong Tektronix Electronic Instrument Co., Ltd.                    85
       (China)

Shanghai Tektronix Electronic Instrument Co., Ltd.                     65
       (China)

Chongqing Tektronix Electronic Instrument Co., Ltd.                    60
       (China)

Tektronix (India) Limited  (India)                                     94

Sony/Tektronix Corporation  (Japan)                                    50

MaxTek Components Corporation (U.S.)                                   50

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